                                                                    EXHIBIT 10.1

                              ACQUISITION AGREEMENT
                              ---------------------

         THIS ACQUISITION AGREEMENT (the "Agreement") is made and entered into this 26th day of April, 2002 by and among Return Assured Incorporated, a Delaware corporation with its principal place of business at 1901 Avenue of the Stars, Suite 1710, Los Angeles, CA 90067 ("Return Assured"); EliteJet, a Nevada corporation with its principal place of business at 5962 La Place Court, Suite 230, Carlsbad, CA 92008 ("EliteJet"); Scott Walker, the Sole shareholder of EliteJet ("Shareholders"). Return Assured, EliteJet, and the Shareholder are referred to herein collectively as the "Parties."

                                    PREAMBLE

         WHEREAS, Return Assured has authorized capital stock consisting of 50,000,000 shares of common stock, par value $.001 per share (the "Common Stock") of which 35,834,012 shares of Common Stock are issued and outstanding and owned by its shareholders; and

         WHEREAS, the Board of Directors of Return Assured and the majority shareholders of Return Assured have approved the adoption of a one (1) for sixty
(60) reverse stock split (the "Reverse Stock Split") whereby on or about April 22, 2002, owners of Return Assured's Common Stock shall own one share of Common Stock for every sixty shares held; and

         WHEREAS, immediately following the Reverse Stock Split, the total issued and outstanding shares of Return Assured's Common Stock will be approximately 608,651 which total includes 11,417 shares issued to Return Assured's existing warrant holders should the warrant holders decide to exercise these warrants; and

         WHEREAS, Return Assured desires to acquire EliteJet, making EliteJet a wholly owned subsidiary of Return Assured, in exchange for seven million (7,000,000) shares of Return Assured's common stock, $.001 par value per share, and the Shareholders similarly desire to make such exchange; and

         WHEREAS, the parties desire that the exchange qualify as a tax free exchange meeting the requirements of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of the premises, and of the promises, covenants and conditions contained herein, the parties intending to be legally bound, hereby agree as follows:

                                   WITNESSETH:


                                    ARTICLE 1
                               EXCHANGE OF SHARES
                               ------------------

         Subject to the hereinafter described conditions, Return Assured hereby agrees to transfer and deliver seven million (7,000,000) shares of its common stock, $.001 par value (the "Return Assured Shares"), to the Shareholder in exchange for all of the capital stock of EliteJet, consisting of five hundred
(500) shares of Common Stock owned by the Shareholder (the "EliteJet Shares").

                                    ARTICLE 2
                                     CLOSING
                                     -------

         The exchange of the Return Assured Shares for the EliteJet Shares shall take place at the offices of Kaplan Gottbetter & Levenson, LLP, 630 Third Avenue, New York, New York 10017, legal counsel to Return Assured, or such other place as the parties may mutually agree. At the closing:

         (a) The Shareholder shall tender to Return Assured certificates representing all of EliteJet's issued and outstanding capital stock, duly executed and in proper form for transfer to Return Assured, together with such executed consents, powers of attorney, stock powers and other items as shall be required to convey such stock to Return Assured, in compliance with all applicable laws; and

         (b) Return Assured shall tender to the Shareholder, certificates representing an aggregate of seven million (7,000,000) Return Assured Shares and such other items as shall be required to convey such stock to the Shareholder in compliance with all applicable laws.

         (c) Notwithstanding the foregoing, the Parties agree that the Closing shall be subject to reasonable satisfaction of each Party with the due diligence performed by each party.

                                    ARTICLE 3
                           EXEMPTION FROM REGISTRATION
                           ---------------------------

         (a) The Shareholder hereby represents, warrants, covenants and acknowledges that:

             (1) The Return Assured Shares are being issued to them without registration under the provisions of Section 5 of the Securities Act of 1933, as amended (the "Act"), pursuant to exemptions provided pursuant to Section 4(2) thereof;

             (2) All of the certificates for the Return Assured Shares will bear legends restricting their transfer, sale, conveyance or hypothecation, unless such Return Assured Shares are either registered under the provisions of Section 5 of the Act and under applicable state securities laws, or an opinion of legal counsel, in form and substance satisfactory to legal counsel to Return Assured, is provided certifying that such registration is not required as a result of applicable exemptions therefrom;

             (3) Return Assured's transfer agent shall be instructed not to transfer any of the Return Assured Shares unless Return Assured advises it that such transfer is in compliance with all applicable laws;

             (4) The Shareholder is acquiring the Return Assured Shares for investment purposes only, and not with a view to further sale or distribution; and

             (5) EliteJet, the Shareholder and their advisors have been given and had access to all reports filed by Return Assured with the Securities and Exchange Commission, and have examined all of Return Assured's books, records and financial statements and fully and completely questioned Return Assured's officers and directors to their satisfaction as to all matters they deemed pertinent.

         (b) Return Assured hereby represents, warrants, covenants and acknowledges that:

             (1) The EliteJet Shares are being transferred without registration under the provisions of Section 5 of the Act pursuant to exemptions provided pursuant to Section 4(1) thereof;

             (2) The certificate for the EliteJet Shares will bear a legend restricting its transfer, sale, conveyance or hypothecation, unless such EliteJet Shares are either registered under the provisions of Section 5 of the Act and under applicable state securities laws, or such registration is not required as a result of applicable exemptions therefrom;

             (3) Return Assured shall not transfer any of the EliteJet Shares except in compliance with all applicable laws;

             (4) Return Assured is acquiring the EliteJet Shares for investment purposes only and not with a view to further sale or distribution; and

             (5) Return Assured has been given and had access to all books, records and financial statements of EliteJet and has fully and completely questioned EliteJet's officers and directors to its satisfaction as to all matters it deemed pertinent.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                        OF ELITEJET AND THE SHAREHOLDERS
                        --------------------------------

         Except as provided in the EliteJet Disclosure Schedule attached hereto, EliteJet and the Shareholders hereby represent and warrant to Return Assured as follows:

             (a) EliteJet is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, and has the legal capacity and all necessary corporate authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby;

             (b) At the Closing, EliteJet shall have good and marketable title to all of its assets free and clear of all liens, claims, charges, and any other encumbrances. At a minimum, at Closing, EliteJet shall have good and marketable title to those assets listed in Exhibit B hereof;

             (c) At the Closing, EliteJet shall have no liabilities other than those liabilities listed in Exhibit C hereof;

             (d) The EliteJet Shares represent all of EliteJet's issued and outstanding capital stock. At the Closing, EliteJet shall have no outstanding subscriptions, options, warrants, or other convertible securities that could result in an obligation to issue additional capital stock of EliteJet;

             (e) This Agreement has been duly authorized, executed and delivered by EliteJet and the Shareholder and constitutes a legal, valid and binding obligation of EliteJet and the Shareholder, enforceable against EliteJet and the Shareholder in accordance with its terms;

             (f) The execution and delivery of this Agreement and the performance of the obligations imposed hereunder will not conflict with, or result in a breach by EliteJet of, any of the terms or provisions of, or constitute a default under the certificate of incorporation or bylaws of EliteJet, or any material agreement or instrument to which EliteJet is a party, or by which it or any of its properties or assets are bound, or result in a violation of any order, decree, or judgment of any court or governmental agency having jurisdiction over EliteJet or EliteJet's properties, will not conflict with, constitute a default under, or result in the breach of, any contract, agreement, or other instrument to which EliteJet is a party or is otherwise bound and no consent, authorization or order of, or filing or registration with, any court, governmental, or regulatory authority is required in connection with the execution and delivery of this Agreement and any related agreements or the performance by EliteJet of its obligations hereunder;

             (g) There is no litigation or proceeding pending or, to the best knowledge of EliteJet and the Shareholders, threatened, against EliteJet, the property of EliteJet, or the Shareholder which would have any effect on the validity or performance of this Agreement;

             (h) EliteJet and the Shareholder are aware that the Return Assured Shares have not been registered under the Act and may not be transferred or otherwise disposed of unless they are subsequently registered under the Act or an exemption from such registration is available. Additionally, the Shareholders has such knowledge and experience in financial and business matters that such Shareholder is capable of evaluating the merits and risks of the purchase of the Return Assured Shares and making an informed investment decision with respect thereto, has evaluated the merits and risks of the purchase of the Return Assured Shares, and is able to bear the economic risk of purchasing the Return Assured Shares;

             (i) The Shareholders is purchasing the Return Assured Shares for his own account for investment purposes and not with a view to "distribute" the Return Assured Shares as that term is defined in the Act;

             (j) EliteJet and the Shareholders have been provided with any and all written information and materials concerning Return Assured and its business which it has requested and has had the opportunity to conduct and has conducted its own due diligence in connection with the purchase set forth herein;

             (k) EliteJet has filed with the appropriate governmental agencies all tax returns and tax reports required to be filed; all Federal, state and local income, franchise, sales, use, occupation or other taxes due have been fully paid or adequately reserved for; and EliteJet is not a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessments been asserted against EliteJet;

             (l) There are presently no contingent liabilities, factual circumstances, threatened or pending litigation, contractually assumed obligations or unasserted possible claims which are known to EliteJet, which might result in a material adverse change in the future financial condition or operations of EliteJet other than as previously disclosed to Return Assured or reflected in EliteJet's financial statements provided to Return Assured;

             (m) No transactions have been entered into either by or on behalf of EliteJet, other than in the ordinary course of business nor have any acts been performed (including within the definition of the term performed the failure to perform any required acts) which would adversely affect the good will of EliteJet, nor will any such transactions be entered into prior to the Closing;

             (n) EliteJet does not have any subsidiaries;

             (o) The Shareholders own the EliteJet Shares free and clear of all liens, claims, charges, preemptive rights, and any other encumbrances and shall deliver the EliteJet Shares to Return Assured at Closing free and clear of all liens, claims, charges, preemptive rights, and any other encumbrances; and

             (p) EliteJet shall comply, at EliteJet's expense, with all Federal, state and local stock transfer tax requirements.

                                    ARTICLE 5
                REPRESENTATIONS AND WARRANTIES OF RETURN ASSURED
                ------------------------------------------------

         Except as provided in the Return Assured Disclosure Schedule attached hereto, Return Assured hereby represents and warrants to EliteJet and the Shareholder as follows:

             (a) Return Assured is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the legal capacity and all necessary corporate authority to carry on its business, to own its properties and assets, and to enter into and perform this Agreement and to consummate the transactions contemplated hereby;

             (b) This Agreement has been duly authorized, executed and delivered by Return Assured and constitutes a legal, valid and binding obligation of Return Assured, enforceable against Return Assured in accordance with its terms;

             (c) The execution and delivery of this Agreement and the performance of the obligations imposed hereunder will not conflict with, or result in a breach by Return Assured of, any of the terms or provisions of, or constitute a default under the certificate of incorporation or bylaws of Return Assured, or any material agreement or instrument to which Return Assured is a party, or by which it or any of its properties or assets are bound, or result in a violation of any order, decree, or judgment of any court or governmental agency having jurisdiction over Return Assured or Return Assured's properties, will not conflict with, constitute a default under, or result in the breach of, any contract, agreement, or other instrument to which Return Assured is a party or is otherwise bound and no consent, authorization or order of, or filing or registration with, any court, governmental, or regulatory authority is required in connection with the execution and delivery of this Agreement and any related agreements or the performance by Return Assured of its obligations hereunder;

             (d) There are presently no contingent liabilities, factual circumstances, threatended or pending litigation other than that outlined in schedule 5(d), contractually assumed obligations or unasserted possible claims which are known to Return Assured, which might result in a Material Adverse Change, as defined in subsection (n) below, in future financial condition or operations of Return Assured or other than as previously disclosed to EliteJet and/or the Shareholder or reflected in Return Assured's financial statements provided to EliteJet and the Shareholder. There is no litigation or proceeding pending or, to the best knowledge of Return Assured, threatened, Against Return Assured, the property of Return Assured which would have any effect on the validity or performance of this Agreement.

             (e) There is no litigation or proceeding pending or, to the best knowledge of Return Assured, threatened, against Return Assured which would have any material effect on the validity or performance of this Agreement;

             (f) Neither Return Assured, nor any person acting on behalf of Return Assured, has offered, offered to sell, offered for sale or sold the Return Assured Shares to the Shareholder by means of any form of general public solicitation or advertising; and

             (g) The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, no par value, of which 35,834,012 shares of Common Stock are issued and outstanding, and 1,000,000 shares of preferred stock, 5,000 of which are outstanding and convertible on a one-for-one basis. All outstanding shares of the Company's Common Stock were offered and sold in compliance with applicable state and federal securities laws, have been duly authorized and validly issued, and are fully paid, nonassessable, and free of any preemptive rights.

             (h) Return Assured has delivered to EliteJet and the Shareholder its Annual Report on Form 10-KSB for the year ending August 31, 2001, all quarterly reports on Form 10-QSB subsequently filed with the Securities and Exchange Commission, and its registration statement filed on Form SB-2 on February 13, 2002 and any SEC comments thereto (collectively, the "SEC Reports"). The information in the SEC Reports is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

             (i) Return Assured has furnished to EliteJet and the Shareholders true and complete copies of its Certificate of Incorporation and Bylaws, and any amendments thereto, certified by its secretary and copies of the resolutions adopted by its Board of Directors authorizing and approving this Agreement and the transactions contemplated hereby. Return Assured has made available to EliteJet and the Shareholder and their representatives all corporate minute books of Return Assured, and such minute books contain complete and accurate records of the proceedings of its shareholders and directors;

             (j) Since the date of Return Assured's financial statements which are included in its Form 10-KSB for the year ended August 31, 2001, there has not been any Material Adverse Change. For the purposes hereof, "Material Adverse Change" means any event, circumstance, condition, development or occurrence causing, resulting in, having or that could reasonably be expected to have, a material adverse effect on the business, assets or financial condition of Return Assured;

             (k) Return Assured has not dealt with any broker or finder in connection with the transactions contemplated hereby. Return Assured has not incurred, nor shall it incur, directly or indirectly, any liability for any brokerage or finders' fees, agent commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby;

             (l) None of the representations or warranties or information provided and to be provided by Return Assured to EliteJet or the Shareholder in this Agreement, or any schedules or exhibits hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state any material facts necessary in order to make the statements and facts contained herein or therein not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to EliteJet pursuant hereto were or will be complete and accurate records of such documents;

             (m) Return Assured has two subsidiaries; Return Assured, Nevada and Edutec.

             (n) At the Closing, Return Assured shall have good and marketable title to all of its assets free and clear of all liens, claims, charges, and any other encumbrances. At a minimum, at Closing, Return Assured shall have good and marketable title to those assets listed in Exhibit D hereof and shall have cash reserves of $1,500,000 for purposes of securing certain financing from The Boeing Company, and additional cash of $700,000 ($350,000 of which will be advanced to ElitedJet for immediate use upon completion of the acquisition); and

             (o) A portion of Return Assured's cash is in a self-imposed escrow account administered by the Return Assured's finance committee pursuant to an Escrow Agreement which is incorporated by reference to this Agreement. Shown in Exhibit D are the funds currently on deposit in the escrow account;

             (p) At the Closing, Return Assured shall have no liabilities other than those liabilities listed in Exhibit E hereof.

                                    ARTICLE 6
                               SPECIAL CONDITIONS
                               ------------------

         The obligations of each party to this Agreement are subject to the condition precedent that the other party's representations and warranties contained in this Agreement shall be true, correct and complete on and as of the date of Closing with the same effect as though such representations and warranties were made on and as of such date. The Parties agree that all respective corporate financial and operational information will be made available in a reasonable manner upon receipt of notice of request therefor. Each Party to this Agreement will bear its own costs in connection with this transaction.

                                    ARTICLE 7
                                     NOTICE
                                     ------

         All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when received if sent by fax or overnight courier, and if mailed shall be deemed to have been given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         To Return Assured:          1901 Avenue of the Stars
                                     Suite 1710
                                     Los Angeles, CA 90067
                                     Telephone:  (887) 807-4664
                                     Facsimile:  (646) 349-5902

         with a copy to:             Kaplan Gottbetter & Levenson, LLP
                                     630 Third Avenue
                                     New York, NY 10017
                                     U.S.A.
                                     Telephone:  (212) 983-6900
                                     Facsimile:  (212) 983-9210

         To EliteJet:                EliteJet, Inc.
                                     5962 La Place Court
                                     Suite 230
                                     Carlsbad, CA 92008
                                     Telephone:  (760) 438-7245
                                     Facsimile:  (760) 438-7244

         with a copy to:             --------------------------

                                     --------------------------

                                     --------------------------
                                     Telephone:  (___) ________
                                     Facsimile:  (___) ________

         To the Shareholder:         At the address as provided on Exhibit A
                                     attached hereto.

                                    ARTICLE 8
                                  MISCELLANEOUS
                                  -------------

         (a) Each of Return Assured, EliteJet, the Shareholder and Viking agrees to take such actions as are reasonably necessary to carry out the intentions of the parties under this Agreement, including but not limited to the prompt execution and delivery of any documents reasonably necessary to carry out and perform the terms or intention of this Agreement

         (b) All costs and expenses incurred in connection with this Agreement and the transaction contemplated hereby shall be paid by the party incurring such costs or expenses, unless otherwise agreed.

         (c) This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws of principles and each party hereby agrees that all performances due and transactions undertaken pursuant to this Agreement shall be deemed to be due or have occurred in California, and the exclusive venue and place of jurisdiction for any litigation arising from or related to this Agreement shall be the state or federal courts located in the State and County of San Diego.

         (d) The headings used in this Agreement are for convenience only, do not form a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement.

         (e) This Agreement may be executed in one or more counterparts which when taken together shall constitute one agreement.

         (f) This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provisions hereof be enforced by any other person, firm or entity.

         (g) This Agreement may be amended, modified and supplemented in writing only by the mutual consent of the parties hereto.

         (h) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, and any attempts to do so without the consent of the other parties shall be void and of no effect.

         (i) In the event any party breaches the terms of this Agreement, the non-breaching parties shall be entitled to the recovery of their attorney's fees and other professional costs and fees incurred in enforcing their rights hereunder.

         (j) This writing constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter contained herein. Neither party is relying on any representation or statement not contained in this writing. This Agreement supercedes and cancels any prior agreements relating to the subject matter contained herein.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.


RETURN ASSURED INCORPORATED

By:
      -----------------------------------------------
      Name:
      Title:
      Date:     April 26, 2002


ELITEJET, INC.


By:
      -----------------------------------------------
      Scott Walker
      Title:  President
      Date:     April 26, 2002


THE SHAREHOLDER


-----------------------------------------------------
      Scott Walker




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